Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL WHANG AND LISA D. GIBBS, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN AMTECH SYSTEMS, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2020, AND ANY AND ALL AMENDMENTS TO SUCH ANNUAL REPORT ON FORM 10-K, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

Signature	Title	Date

/s/ Michael Whang	Chief Executive Officer and Director	November 17, 2020
Michael Whang

/s/ Lisa D. Gibbs	Vice President and Chief Financial Officer and Director	November 17, 2020
Lisa D. Gibbs	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jong S. Whang	Executive Chairman and	November 17, 2020
Jong S. Whang	Chairman of the Board

/s/ Robert M. Averick	Director	November 17, 2020
Robert M. Averick

/s/ Michael Garnreiter	Director	November 17, 2020
Michael Garnreiter

/s/ Robert F. King	Director	November 17, 2020
Robert F. King

/s/ Sukesh Mohan	Director	November 17, 2020
Sukesh Mohan